Exhibit 23(b)

              [Coopers & Lybrand L.L.P. Letterhead]


April 1, 1996

Deloitte & Touche L.L.P.
Suite 3700
One Shell Square
701 Poydras Street
New Orleans, Louisiana 70139-3700

This letter is furnished in connection with the report you have been requested to provide with respect to the consolidated financial statements of Entergy Corporation and Subsidiaries for the year ended December 31, 1993, which statements are incorporated by reference into the Company's registration statement on Form S-3 registering shares of the common stock for the Company's Dividend Reinvestment and Stock Purchase Plan.

We have audited the consolidated financial statements of Entergy Corporation and Subsidiaries for the years ended December 31, 1995 and 1994. Except for the matter discussed in the following paragraphs, our audits of such financial statements did not disclose any events or transactions subsequent to December 31, 1993 that, in our opinion, might have a material effect upon the consolidated financial statements of Entergy Corporation and Subsidiaries for the year ended December 31, 1993, or would otherwise require disclosure in the notes to the financial statements for the year ended 1993.

As you are aware, on July 7, 1994 New Orleans Public Service Inc.
was ordered by the Council of City of New Orleans to begin an annual prospective reduction in customer billings of $24.95 million based upon excess earnings for the test year ended
September 30, 1993.

As you are also aware, a settlement was reached between System
Energy Resources, Inc. and the Federal Energy Regulatory
Commission and other parties as discussed in Note 2 to the December 31, 1995 financial statements included in the Company's filing on Form 10-K.

As discussed in Note 1 to the financial statements included in the Company's filing on Form 10-K, in 1995 Arkansas Power & Light changed its method of accounting for incremental nuclear plant outage maintenance costs.

If any other matters come to our attention before the filing of the registration statement that, in our judgment, could have a material effect on the consolidated financial statements of Entergy Corporation and Subsidiaries audited by you, we will notify you promptly.


Very truly yours,


Coopers & Lybrand L.L.P.